                                                                      EXHIBIT 11

                          TENET HEALTHCARE CORPORATION
               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS *
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     THREE MONTHS ENDED      NINE MONTHS ENDED
                                                                     FEB 29 AND FEB 28,      FEB 29 AND FEB 28,
                                                                   ----------------------  ----------------------
                                                                      1996        1997        1996        1997
                                                                   ----------  ----------  ----------  ----------
FOR PRIMARY EARNINGS PER SHARE
Shares outstanding at beginning of period........................     281,572     296,189     260,203     294,676
Shares issued upon exercise of stock options.....................       1,090       2,414       7,751       1,451
Shares issued in connection with employee stock purchase plan....      --              85      --             215
Dilutive effect of outstanding stock options................... .       6,254       5,617       5,026       6,133
Shares issued upon exercises of performance investment options...       5,314      --           2,995      --
Other............................................................      --              95      --             151
                                                                   ----------  ----------  ----------  ----------
Weighted average number of shares and share equivalents
  outstanding....................................................     294,230     304,400     275,975     302,626
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------

Income (loss) before extraordinary charge........................  $   98,136  $  (65,931) $  435,123  $  132,927
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------

Earnings (loss) per share before extraordinary charge............  $     0.33  $    (0.21) $     1.58  $     0.44
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------

FOR FULLY DILUTED EARNINGS PER SHARE
Weighted average number of shares used in primary calculation....     294,230     304,400     275,975     302,626
Additional dilutive effect of stock options......................         691         867         616         289
Assumed conversion of dilutive convertible debentures............       4,363      --           8,851      --
Assumed conversion of redeemable preferred stock.................      --          --             842      --
                                                                   ----------  ----------  ----------  ----------

Fully diluted weighted average number of shares..................     299,284     305,267     286,284     302,915
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------

Income (loss) used in primary calculation........................  $   98,136  $  (65,931) $  435,123  $  132,927
Adjustments:
  Interest expense on convertible debentures.....................       1,353      --           9,005      --
  Reduced reimbursement of above interest expense by Medicare....        (449)     --          (2,407)     --
  Income taxes on interest less Medicare reimbursement...........        (358)     --          (2,573)     --
  Preferred stock dividend requirement...........................      --          --            (842)     --
                                                                   ----------  ----------  ----------  ----------
Adjusted income used in fully diluted calculation................  $   98,682  $  (65,931) $  438,306  $  132,927
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------

Earnings (loss) per share before extraordinary charge............  $     0.33  $    (0.21) $     1.52  $     0.44
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------

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*   All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.

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